UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2014

Immunomedics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12104	61-1009366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 The American Road, Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 8.01.	OTHER EVENTS

On May 7, 2014, Immunomedics, Inc., a Delaware corporation (the “Company”), announced that it had completed its previously announced sale of an aggregate of 9,000,000 shares of common stock pursuant to the Company’s existing shelf registration statement (File No. 333-184377) on Form S-3. Pursuant to the terms of the Underwriting Agreement (the “Underwriting Agreement”) entered into by and among the Company and Wells Fargo Securities, LLC and Jefferies LLC (collectively, the “Underwriters”), the Company granted to the Underwriters a 30-day option to purchase additional shares of common stock. The Underwriters partially exercised their option to purchase additional shares, and on May 23, 2014, the Company closed the purchase by the Underwriters of an additional 546,474 shares of common stock at the public offering price of $3.35 per share, less underwriting discounts and commissions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

By:	/s/ Cynthia L. Sullivan
	Name:	Cynthia L. Sullivan
	Title:	President and Chief Executive Officer

Date: May 23, 2014